Exhibit 99.1

Alaska Communications Reports Second Quarter 2019 Results

  Promoted Bill Bishop to Interim President & CEO to Lead Continued Execution of Strategic Plan
  Initiated Stock Repurchase Plan
  Signed Multi-Million Dollar, Pre-Funded Contract in July
  Meets Company Expectations for Second Quarter Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 7, 2019--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter of 2019.

“Our top priority is to drive growth revenues by leveraging our strengths: stellar customer relationships, excellent customer service, and superior network solutions. For example, in July, an existing carrier customer signed another agreement to pre-fund the further expansion of our fiber network. This strategic program and the associated services are expected to generate significant revenue and secure future growth opportunities. Market demand continues to be robust. Our growth revenues combined with stable high cost support revenues reached 70% of total revenues for the quarter. Also, we initiated our stock repurchase plan providing returns to stockholders. Overall, we have confidence in our business plan based on continued market opportunities, a healthy sales funnel, and efficient use of capital. We look forward to reporting strong progress and profitable growth,” said Bill Bishop, interim president & CEO of Alaska Communications.

Second Quarter 2019 Compared to Second Quarter 2018

  Total revenue was $57.4 million. This compares to $59.6 million, which included a $2.1 million favorable adjustment to business broadband for the effect of Rural Health Care (RHC) increases approved by the FCC in June 2018. Excluding this adjustment, total revenue was stable year-over-year.
    Business and wholesale revenue was $37.0 million, compared to $37.5 million, which includes the aforementioned $2.1 million favorable RHC adjustment.
    Consumer revenue was $9.3 million, compared to $9.5 million.
    Regulatory revenue was $11.0 million, compared to $12.6 million, as expected due to the restructuring of the Alaska Universal Service program.
  Operating expenses were $54.2 million, compared to $51.3 million, reflecting the termination in the fourth quarter of 2018 of both the furloughs and temporary wage reductions imposed in the first quarter of 2018, as well as higher depreciation expense.
  Operating income was $3.2 million, compared to $8.3 million.
  Net income was $35 thousand, compared to $3.4 million.
  Capital expenditures were $11.9 million, compared to $8.4 million, reflecting spending in 2019 associated with the 5G wireless backhaul project.
  Adjusted EBITDA was $13.9 million, compared to $16.9 million. The decline reflects the aforementioned prior year RHC adjustment and labor costs.
  Adjusted free cash flow was ($3.1) million, compared to $4.2 million, reflecting lower Adjusted EBITDA, unanticipated cash severance expense and planned higher capital spending.
  Cash was $25.6 million at June 30, 2019, compared to $15.0 million at December 31, 2018, reflecting net proceeds from the refinancing transaction.
  Net debt was $158.8 million at June 30, 2019, compared to $161.2 million at December 31, 2018.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “The second quarter was in line with our expectations, yet compares unfavorably to the same quarter in 2018 as the result of the $2.1 million RHC program adjustment and a $2.4 million increase in labor costs primarily associated with non-recurring cost savings from employee furloughs and temporary salary reductions. Adjusted Free Cash Flow in the quarter reflects these trends and also includes $1.6 million of unanticipated CEO severance costs. With a strong sales funnel, we expect to deliver revenue, Adjusted EBITDA and Adjusted Free Cash Flow in the second half of 2019 improved over first half, and with that, we reaffirm guidance. Our cash position is very strong, and as announced in June, we initiated a stock repurchase plan to purchase up to one million shares. Through August 6, we have purchased over 500 thousand shares and will continue to evaluate measures to return capital to shareholders.”

2019 Guidance

The Company reaffirms 2019 guidance.

  Total Revenue to be between $230 million and $235 million
  Adjusted EBITDA to be between $60 million and $62 million
  Capital Expenditures to be between $40 million and $42 million
  Adjusted Free Cash Flow to be between $10 million and $12 million

Conference Call

The Company will host a conference call and live webcast on Thursday, August 8, 2019 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-458-4148 and enter pass code 5014070. All other parties can access the call at 1-323-794-2093 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until September 7, 2019 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 5014070. All other parties can call 1-719-457-0820 and enter pass code 5014070.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $7.2 million in the six-month period of 2019).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the Northslope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Operating revenues	$57,395	$59,578	$114,304	$115,550

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,356	26,542	51,983	52,375
Selling, general & administrative	18,718	16,507	35,374	32,519
Depreciation and amortization	9,200	8,197	17,879	16,984
(Gain) loss on disposal of assets, net	(95)	44	(97)	41

Total operating expenses	54,179	51,290	105,139	101,919

Operating income	3,216	8,288	9,165	13,631

Other income and (expense):
Interest expense	(3,096)	(3,401)	(6,152)	(6,905)
Loss on extinguishment of debt	(31)	-	(2,830)	-
Interest income	95	24	170	38
Other (expense) income, net	(122)	(91)	-	13
Total other income and (expense)	(3,154)	(3,468)	(8,812)	(6,854)

Income before income tax expense	62	4,820	353	6,777

Income tax expense	(46)	(1,418)	(144)	(1,306)

Net income	16	3,402	209	5,471

Less net loss attributable to noncontrolling interest	(19)	(40)	(53)	(72)

Net income attributable to Alaska Communications	$35	$3,442	$262	$5,543

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$35	$3,442	$262	$5,543

Basic and Diluted	$0.00	$0.06	$0.00	$0.10

Weighted average shares outstanding:
Basic	53,799	53,111	53,591	52,897
Diluted	54,569	53,888	54,599	53,829

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2019	2018

Current assets:
Cash and cash equivalents	$23,920	$13,351
Restricted cash	1,631	1,634
Short-term investments	134	134
Accounts receivable, net of allowance of $4,653 and $3,936	22,471	31,472
Materials and supplies	7,984	6,737
Prepayments and other current assets	10,674	12,169
Total current assets	66,814	65,497

Property, plant and equipment	1,405,566	1,390,622
Less: accumulated depreciation and amortization	(1,029,094)	(1,017,442)
Property, plant and equipment, net	376,472	373,180

Deferred income taxes	432	498
Operating lease right of use assets	80,458	-
Other assets	15,283	16,010
Total assets	$539,459	$455,185

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$4,546	$2,289
Accounts payable, accrued and other current liabilities	38,187	40,957
Advance billings and customer deposits	3,806	4,024
Operating lease liabilities - current	2,517	-
Total current liabilities	49,056	47,270

Long-term obligations, net of current portion	173,499	168,023
Deferred income taxes	2,348	2,315
Operating lease liabilities - noncurrent	77,937	-
Other long-term liabilities, net of current portion	66,815	67,827
Total liabilities	369,655	285,435
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	540	533
Treasury stock, 119 shares at cost	(205)	-
Additional paid in capital	160,654	160,514
Retained earnings	10,701	10,439
Accumulated other comprehensive loss	(2,772)	(2,675)
Total Alaska Communications stockholders' equity	168,918	168,811
Noncontrolling interest	886	939
Total stockholders' equity	169,804	169,750

Total liabilities and stockholders' equity	$539,459	$455,185

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$16	$3,402	$209	$5,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,200	8,197	17,879	16,984
(Gain) loss on disposal of assets, net	(95)	44	(97)	41
Amortization of debt issuance costs and debt discount	303	333	606	689
Loss on extinguishment of debt	31	-	2,830	-
Amortization of deferred capacity revenue	(1,133)	(983)	(2,259)	(1,930)
Stock-based compensation	(9)	325	489	567
Income tax expense	46	1,418	144	1,306
Charge for uncollectible accounts	665	555	(32)	1,092
Amortization of ROU asset	583	-	1,148	-
Other non-cash expense, net	123	91	244	181
Income taxes receivable	-	(36)	-	(36)
Changes in operating assets and liabilities	3,128	(4,409)	7,172	(2,007)
Net cash provided by operating activities	12,858	8,937	28,333	22,358

Cash Flows from Investing Activities:
Capital expenditures	(11,869)	(8,401)	(20,432)	(17,081)
Capitalized interest	(254)	(471)	(609)	(891)
Change in unsettled capital expenditures	570	(360)	(551)	(1,632)
Proceeds on sale of assets	19	-	19	-
Net cash used by investing activities	(11,534)	(9,232)	(21,573)	(19,604)

Cash Flows from Financing Activities:
Repayments of long-term debt	(10)	(11,699)	(171,768)	(20,506)
Proceeds from the issuance of long-term debt	-	7,000	180,000	14,000
Debt issuance costs and discounts	(24)	-	(2,683)	-
Cash paid for debt extinguishment	(30)	-	(1,252)	-
Cash proceeds from noncontrolling interest	-	-	-	40
Payment of withholding taxes on stock-based compensation	(143)	-	(448)	(410)
Purchases of treasury stock	(149)	-	(149)	-
Proceeds from issuance of common stock	106	111	106	111
Net cash (used) provided by financing activities	(250)	(4,588)	3,806	(6,765)

Change in cash, cash equivalents and restricted cash	1,074	(4,883)	10,566	(4,011)

Cash, cash equivalents and restricted cash, beginning of period	24,477	17,040	14,985	16,168

Cash, cash equivalents and restricted cash, end of period	$25,551	$12,157	$25,551	$12,157

Supplemental Cash Flow Data:
Interest paid	$3,039	$3,810	$6,114	$7,251
Income taxes paid, net	$-	$4	$10	$4

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income	$16	$3,402	$209	$5,471
Add (subtract):
Interest expense	3,096	3,401	6,152	6,905
Loss on extinguishment of debt	31	-	2,830	-
Interest income	(95)	(24)	(170)	(38)
Depreciation and amortization	9,200	8,197	17,879	16,984
Other expense (income), net	122	91	-	(13)
(Gain) loss on disposal of assets, net	(95)	44	(97)	41
Income tax expense	46	1,418	144	1,306
Stock-based compensation	(9)	325	489	567
Cash severance expense	1,595	-	1,595	-
Net loss attributable to noncontrolling interest	19	40	53	72

Adjusted EBITDA	$13,926	$16,894	$29,084	$31,295

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $7.2 million in the six-month period ended June 30, 2019).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, cash severance expense for the Company's former Chief Executive Officer and net loss attributable to noncontrolling interest.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$12,858	$8,937	$28,333	$22,358
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(11,869)	(8,401)	(20,432)	(17,081)
Amortization of deferred capacity revenue	1,133	983	2,259	1,930
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,027)
Amortization of debt issuance costs and debt discount	(303)	(333)	(606)	(689)
Interest expense	3,096	3,401	6,152	6,905
Interest paid	(3,039)	(3,810)	(6,114)	(7,251)
Interest income	(95)	(24)	(170)	(38)
Income taxes receivable	-	36	-	36
Income taxes paid, net	-	(4)	(10)	(4)
Charge for uncollectible accounts	(665)	(555)	32	(1,092)
Amortization of ROU asset	(583)	-	(1,148)	-
Other expense (income), net	122	91	-	(13)
Net loss attributable to noncontrolling interest	19	40	53	72
Other non-cash expense, net	(123)	(91)	(244)	(181)
Changes in operating assets and liabilities	(3,128)	4,409	(7,172)	2,007
Adjusted free cash flow	$(3,093)	$4,163	$(94)	$5,932

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Adjusted EBITDA	$13,926	$16,894	$29,084	$31,295

Less:
Capital expenditures	(11,869)	(8,401)	(20,432)	(17,081)
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,027)
Cash severance expense	(1,595)	-	(1,595)	-
Income taxes paid, net	-	(4)	(10)	(4)
Interest paid	(3,039)	(3,810)	(6,114)	(7,251)
Adjusted free cash flow*	$(3,093)	$4,163	$(94)	$5,932
* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, and cash severance expense for the Company's former Chief Executive Officer. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash (used) provided by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Business and wholesale revenue
Business broadband	$15,437	$17,009	$30,704	$30,668
Business voice and other	7,241	7,038	14,242	13,889
Managed IT services	1,517	1,191	3,176	2,456
Equipment sales and installations	1,008	1,460	1,888	2,382
Wholesale broadband	10,443	9,338	20,705	18,916
Wholesale voice and other	1,392	1,442	2,818	2,930

Total business and wholesale revenue	37,038	37,478	73,533	71,241
Growth in business and wholesale	-1.2%		3.2%
Consumer revenue
Broadband	6,694	6,695	13,162	13,187
Voice and other	2,647	2,759	5,380	5,636

Total consumer revenue	9,341	9,454	18,542	18,823

Total business, wholesale, and consumer revenue	46,379	46,932	92,075	90,064
Growth in business, wholesale and consumer revenue	-1.2%		2.2%
Growth in broadband revenue	-1.4%		2.9%

Regulatory revenue
Access	6,093	7,722	12,382	15,639
High cost support	4,923	4,924	9,847	9,847

Total regulatory revenue	11,016	12,646	22,229	25,486

Total revenue	$57,395	$59,578	$114,304	$115,550
Growth in total revenue	-3.7%		-1.1%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018

Voice:
Business access lines	67,984	68,788	70,494
Consumer access lines	24,337	25,156	27,411

Voice ARPU business	$27.03	$25.21	$25.38
Voice ARPU consumer	$33.94	$33.77	$31.43

Broadband:
Business connections	15,050	15,126	15,368
Consumer connections	32,401	32,840	33,432

Broadband ARPU business	$340.77	$334.94	$369.46
Broadband ARPU consumer	$68.17	$65.39	$66.23

Monthly Average Churn:
Business voice	1.0%	1.1%	1.0%
Consumer broadband	2.8%	2.2%	2.5%
Consumer voice	1.5%	1.1%	1.4%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	June 30,	December 31,
	2019	2018
2019 senior secured credit facility due 2024	$180,000	$-
Debt discount - 2019 senior secured credit facilities due 2024	(2,585)	-
Debt issuance costs - 2019 senior secured credit facilities due 2024	(2,121)	-
2017 senior secured credit facility due 2023	-	171,750
Debt discount - 2017 senior secured credit facilities due 2023	-	(2,024)
Debt issuance costs - 2017 senior secured credit facilities due 2023	-	(2,182)
Capital leases and other long-term obligations	2,751	2,768
Total debt	178,045	170,312
Less current portion	(4,546)	(2,289)
Long-term obligations, net of current portion	$173,499	$168,023

Total debt	$178,045	$170,312
Plus debt discounts and debt issuance costs	4,706	4,206
Gross debt	182,751	174,518
Cash and cash equivalents	(23,920)	(13,351)
Net debt	$158,831	$161,167

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com